Exhibit 99.1

News Release Investor Contact John Kristoff John.Kristoff@Adtalem.com 312-651-1437 Media Contact Kelly Finelli Kelly.Finelli@adtalem.com 872-270-0230

Adtalem Global Education Announces Fiscal Fourth Quarter and Full Year 2021 Results
Strong finish to the year as our workforce solutions provider strategy continues to drive revenue and enrollment growth

CHICAGO – Aug. 19, 2021 – Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2021 fourth quarter and full year ended June 30, 2021.

“Our strong fourth quarter performance and the completion of the Walden acquisition further position us as a leading healthcare education provider with market-leading scale and breadth,” said Lisa Wardell, chairman and CEO of Adtalem. “We took advantage of strong demand for our programs and offerings in the quarter, and we look forward to demonstrating the significant value Walden will bring to our students, employer partners and shareholders.

Wardell continued: “It has been a tremendous honor serving as CEO of Adtalem over the last five years. I am incredibly proud of everything we achieved in that time and exceedingly confident in Adtalem’s next phase of growth and impact under Steve Beard’s leadership. As I take on the role of executive chairman of Adtalem’s board of directors, there is no better leader than Steve to continue our growth trajectory as we execute on our workforce solutions strategy.”

“Thanks to Lisa’s tireless effort and inspiring leadership, we move into fiscal year 2022 with strong business momentum,” said Stephen Beard, COO of Adtalem. “This position of strength is driven by the realization of our workforce solutions strategy; a strategy designed to drive superior student outcomes, meet the critical workforce needs of our employer partners and drive value for our shareholders. I am eager to build upon the solid foundation Lisa has created over the course of her tenure, as we continue to expand access to high-quality education, amplify our social impact and unlock even more value for all of our stakeholders.”

Financial Highlights

Selected financial data for the three months ended June 30, 2021:

•	Revenue of $280.4 million increased 7.9% compared with the prior year
•
Diluted earnings per share was $0.18 compared with diluted loss per share of $4.86 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.70, compared to $0.58 in the prior year, a 20.7% increase

•
Operating income was $40.2 million, compared with operating income of $21.7 million in the prior year; operating income excluding special items was $46.9 million, a 17.1% increase compared with the prior year

•
Net income attributable to Adtalem was $9.0 million, compared with a net loss of $256.1 million in the prior year, driven by a loss from discontinued operations of $327.6 million; net income from continuing operations attributable to Adtalem, excluding special items, was $35.1 million, a 14.9% increase compared with the prior year

•	COVID-19 resulted in an estimated revenue loss of approximately $16 million, an operating income loss of approximately $13 million and a loss of earnings per share of approximately $0.20

Selected financial data for the twelve months ended June 30, 2021:

•	Revenue of $1,112.4 million increased 5.7% compared with the prior year
•
Diluted earnings per share was $1.49 compared with diluted loss per share of $1.58 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $2.98, compared to $2.28 in the prior year, a 30.7% increase

•	Operating income was $161.5 million compared with $142.3 million in the prior year; operating income excluding special items was $202.9 million, a 22.1% increase compared with the prior year
•
Net income attributable to Adtalem was $76.9 million, compared with a net loss of $85.3 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $153.7 million, a 24.4% increase compared with the prior year

•	COVID-19 resulted in an estimated revenue loss of approximately $47 million, an operating income loss of approximately $33 million and a loss of earnings per share of approximately $0.50

Fiscal 2021 fourth quarter and full year ended June 30, 2021 results from continuing operations included special items totaling $22.1 million and $51.6 million, net of tax, respectively, primarily from business acquisition and integration expense and pre-acquisition interest expense.

Segment Highlights

Medical and Healthcare

Fourth quarter segment revenue increased 5.7% to $223.5 million compared with the prior year.

Chamberlain revenue in the fourth quarter increased 5.3% compared with the prior year, driven by continued increases in new and total enrollments. New and total student enrollment in the May session increased 3.6% and 4.6%, respectively, compared with the prior year.

Revenue in the fourth quarter for the medical and veterinary schools increased 6.3% compared with the prior year, driven by increases in new enrollment. Compared with the prior year, May session medical and veterinary school new student enrollment increased 12.3% and total student enrollment decreased 1.2%.

Segment operating income in the fourth quarter increased 4.3% to $41.3 million compared with the prior year. The increase in segment operating income was driven by higher revenue in the segment.

Financial Services

Fourth quarter segment revenue increased 17.8% to $56.9 million compared with the prior year, driven by increases in revenue at ACAMS, OnCourse Learning and Becker. ACAMS revenue increased as non-conference certification offerings continue to perform well and conference revenue began to show a recovery. OnCourse Learning’s continued focus on execution in a favorable mortgage market and strength in its continuing education business drove increased revenue in the quarter. Becker revenue growth was driven by continued growth in its continuing education program offerings and an increase in CPA exam preparation revenue. Segment operating income in the fourth quarter, excluding special items, increased 29.8% to $11.0 million compared with the prior year, driven primarily by higher revenue, partially offset by increased sales and marketing expense to support continued growth.

Adtalem Outlook

For the full fiscal year 2022, Adtalem expects revenue to be within the range of $1,685 million and $1,735 million, and adjusted diluted earnings per share of $4.20 to $4.45 from continuing operations, excluding special items.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2021 fourth quarter and full year on Thursday, August 19, 2021, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, chairman and chief executive officer, Steve Beard, chief operating officer, and Bob Phelan, interim chief financial officer.

For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13721922. Adtalem will also broadcast the conference call live on the web at:
https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/46106/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until September 19, 2021. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13721922, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE), a leading workforce solutions provider, partners with organizations in the healthcare and financial services industries to solve critical workforce talent needs by expanding access to education, certifications and upskilling programs at scale. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to the global community. Adtalem is the parent organization of ACAMS, American University of the Caribbean School of Medicine, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem has more than 10,000 employees, a network of more than 275,000 alumni and serves over 82,000 members across 200 countries and territories. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek and one of America’s Best Employers for Diversity 2021 by Forbes. Follow Adtalem on Twitter (@adtalemglobal), LinkedIn or visit adtalem.com for more information.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	4Q 2021	4Q 2020	% Change
Adtalem Global Education Student Enrollments(1)
New students	4,974	4,757	+4.6%
Total students	40,056	38,593	+3.8%

Chamberlain University
May Session
New students	4,363	4,213	+3.6%
Total students	34,930	33,407	+4.6%

Medical and Veterinary(2)
May Semester
New students	611	544	+12.3%
Total students	5,126	5,186	-1.2%

1)	Includes the most recently reported enrollment sessions at Adtalem’s postsecondary institutions
2)	Includes enrollments in its medical and veterinary preparatory programs

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	June 30,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$494,613	$500,516
Restricted cash	819,003	589
Accounts receivable, net	67,996	87,042
Prepaid expenses and other current assets	133,341	104,619
Total current assets	1,514,953	692,766
Noncurrent assets:
Property and equipment, net	297,237	286,102
Operating lease assets	168,943	174,935
Deferred income taxes	22,479	22,277
Intangible assets, net	276,249	287,514
Goodwill	686,374	686,214
Other assets, net	87,601	78,879
Total noncurrent assets	1,538,883	1,535,921
Total assets	$3,053,836	$2,228,687

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$56,071	$46,484
Accrued payroll and benefits	64,452	48,835
Accrued liabilities	129,258	104,431
Deferred revenue	100,697	91,589
Current operating lease liabilities	55,329	51,644
Current portion of long-term debt	3,000	3,000
Total current liabilities	408,807	345,983
Noncurrent liabilities:
Long-term debt	1,067,711	286,115
Long-term operating lease liabilities	167,855	176,032
Deferred income taxes	26,991	24,975
Other liabilities	79,612	82,309
Total noncurrent liabilities	1,342,169	569,431
Total liabilities	1,750,976	915,414
Commitments and contingencies
Redeemable noncontrolling interest	1,790	2,852
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 49,253 and 51,871 shares outstanding as of June 30, 2021 and June 30, 2020, respectively	811	807
Additional paid-in capital	519,826	504,434
Retained earnings	2,005,105	1,927,568
Accumulated other comprehensive loss	(7,365)	(9,055)
Treasury stock, at cost, 31,846 and 28,794 shares as of June 30, 2021 and June 30, 2020, respectively	(1,217,307)	(1,113,333)
Total shareholders' equity	1,301,070	1,310,421
Total liabilities and shareholders' equity	$3,053,836	$2,228,687

Adtalem Global Education Inc.
Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$280,374	$259,729	$1,112,380	$1,052,001
Operating cost and expense:
Cost of educational services	125,635	116,050	489,233	490,054
Student services and administrative expense	107,868	103,669	420,267	395,838
Restructuring expense	3,199	18,289	9,804	28,628
Business acquisition and integration expense	3,432	—	31,593	—
Gain on sale of assets	—	—	—	(4,779)
Total operating cost and expense	240,134	238,008	950,897	909,741
Operating income	40,240	21,721	161,483	142,260
Other income (expense):
Interest and dividend income	961	1,013	4,094	3,688
Interest expense	(25,382)	(3,925)	(41,365)	(19,510)
Investment gain	636	1,124	2,638	18
Gain on derivative	—	26,891	—	110,723
Net other (expense) income	(23,785)	25,103	(34,633)	94,919
Income from continuing operations before income taxes	16,455	46,824	126,850	237,179
(Provision for) benefit from income taxes	(3,594)	24,571	(25,248)	6,358
Income from continuing operations	12,861	71,395	101,602	243,537
Discontinued operations:
Loss from discontinued operations before income taxes	(5,839)	(57,042)	(33,946)	(62,578)
Loss on disposal of discontinued operations before income taxes (includes ($293,360) accumulated other comprehensive income reclassifications for realized loss on foreign currency translation adjustments for the periods ended June 30, 2020)	—	(287,560)	—	(287,560)
Benefit from income taxes	1,915	17,045	8,819	20,823
Loss from discontinued operations	(3,924)	(327,557)	(25,127)	(329,315)
Net income (loss)	8,937	(256,162)	76,475	(85,778)
Net loss attributable to redeemable noncontrolling interest	75	110	434	444
Net income (loss) attributable to Adtalem Global Education	$9,012	$(256,052)	$76,909	$(85,334)

Amounts attributable to Adtalem Global Education:
Net income from continuing operations	$12,936	$71,505	$102,036	$243,981
Net loss from discontinued operations	(3,924)	(327,557)	(25,127)	(329,315)
Net income (loss) attributable to Adtalem Global Education	$9,012	$(256,052)	$76,909	$(85,334)

Earnings (loss) per share attributable to Adtalem Global Education:
Basic:
Continuing operations	$0.26	$1.37	$1.99	$4.55
Discontinued operations	$(0.08)	$(6.27)	$(0.49)	$(6.14)
Net	$0.18	$(4.90)	$1.50	$(1.59)
Diluted:
Continuing operations	$0.26	$1.36	$1.98	$4.51
Discontinued operations	$(0.08)	$(6.22)	$(0.49)	$(6.09)
Net	$0.18	$(4.86)	$1.49	$(1.58)

Weighted-average shares outstanding:
Basic shares	49,884	52,274	51,322	53,659
Diluted shares	50,326	52,650	51,645	54,094

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year Ended June 30,
	2021	2020
Operating activities:
Net income (loss)	$76,475	$(85,778)
Loss from discontinued operations	25,127	329,315
Income from continuing operations	101,602	243,537
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	13,875	14,584
Amortization and adjustments to operating lease assets	51,380	54,716
Depreciation	37,598	34,428
Amortization of intangible assets	10,073	10,262
Amortization of debt issuance costs	2,657	1,566
Impairment of intangible assets	1,211	—
Reclassification adjustment from other comprehensive income	(126)	—
Provision for bad debts	11,573	16,152
Deferred income taxes	1,519	(4,548)
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	1,912	4,564
Realized and unrealized gain on investments	(2,638)	(18)
Realized gain on sale of assets	—	(4,779)
Gain on derivative	—	(110,723)
Changes in assets and liabilities:
Accounts receivable	13,259	(12,840)
Prepaid expenses and other current assets	(18,135)	(17,612)
Accounts payable	8,530	(6,340)
Accrued payroll and benefits	15,646	2,173
Accrued liabilities	29,740	(2,477)
Deferred revenue	9,108	(4,355)
Operating lease liabilities	(49,880)	(53,726)
Other assets and liabilities	(15,746)	(14,999)
Net cash provided by operating activities-continuing operations	223,158	149,565
Net cash used in operating activities-discontinued operations	(30,959)	(41,873)
Net cash provided by operating activities	192,199	107,692
Investing activities:
Capital expenditures	(48,664)	(44,137)
Proceeds from sales of marketable securities	2,721	2,829
Purchases of marketable securities	(10,745)	(3,015)
Proceeds from sale of assets	—	6,421
Cash received on settlement of derivative	—	110,723
Cash received on purchase price adjustment	—	92
Net cash (used in) provided by investing activities-continuing operations	(56,688)	72,913
Net cash used in investing activities-discontinued operations	—	(3,908)
Proceeds from sale of business, net of cash transferred	—	313,518
Net cash (used in) provided by investing activities	(56,688)	382,523
Financing activities:
Proceeds from exercise of stock options	1,457	3,761
Employee taxes paid on withholding shares	(4,206)	(5,485)
Proceeds from stock issued under Colleague Stock Purchase Plan	262	17
Repurchases of common stock for treasury	(100,000)	(136,889)
Proceeds from long-term debt	800,000	225,000
Repayments of long-term debt	(3,000)	(338,000)
Payment of debt issuance costs	(18,047)	—
Proceeds from down payment on seller loan	—	5,200
Payment for purchase of redeemable noncontrolling interest of subsidiary	—	(6,247)
Net cash provided by (used in) financing activities-continuing operations	676,466	(252,643)
Net cash used in financing activities-discontinued operations	—	(3,466)
Net cash provided by (used in) financing activities	676,466	(256,109)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	534	(33,468)
Net increase in cash, cash equivalents and restricted cash	812,511	200,638
Cash, cash equivalents and restricted cash at beginning of period	501,105	300,467
Cash, cash equivalents and restricted cash at end of period	$1,313,616	$501,105

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended			Year Ended
	June 30,			June 30,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Revenue:
Medical and Healthcare	$223,466	$211,417	5.7%	$906,901	$866,428	4.7%
Financial Services	56,908	48,312	17.8%	205,479	185,573	10.7%
Total consolidated revenue	$280,374	$259,729	7.9%	$1,112,380	$1,052,001	5.7%
Operating income (loss):
Medical and Healthcare	$41,319	$39,605	4.3%	$196,703	$166,037	18.5%
Financial Services	9,392	6,762	38.9%	28,361	17,622	60.9%
Home Office and Other	(10,471)	(24,646)	57.5%	(63,581)	(41,399)	(53.6)%
Total consolidated operating income	$40,240	$21,721	85.3%	$161,483	$142,260	13.5%

Non-GAAP Financial Measures and Reconciliations
We believe that certain non-GAAP financial measures provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations attributable to Adtalem excluding special items (most comparable GAAP measure: net income (loss) attributable to Adtalem) – Measure of Adtalem’s net income (loss) attributable to Adtalem adjusted for restructuring expense, business acquisition and integration expense, pre-acquisition interest expense, gain on sale of assets, gain on derivative, tax charges related to the implementation of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), a net tax benefit for a former subsidiary investment loss, and loss from discontinued operations.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings (loss) per share) – Measure of Adtalem’s diluted earnings (loss) per share adjusted for restructuring expense, business acquisition and integration expense, pre-acquisition interest expense, gain on sale of assets, gain on derivative, tax charges related to the implementation of the Tax Act, a net tax benefit for a former subsidiary investment loss, and loss from discontinued operations.

Operating income excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business acquisition and integration expense, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations ) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

A description of special items in our non-GAAP financial measures described above are as follows:
•
Restructuring charges primarily related to real estate consolidations at Adtalem’s home office and ACAMS, the write-down of EduPristine’s assets, and the sale of Becker’s courses for healthcare students.

•	Business acquisition and integration expense include expenses related to the Walden University acquisition.
•	Pre-acquisition interest expense related to financing arrangements in connection with the Walden University acquisition.
•	Gain on the sale of Adtalem’s Columbus, Ohio, campus facility.
•
Gain on the deal-contingent foreign currency hedge arrangement entered into in connection with the sale of Adtalem Brazil completed on April 24, 2020 to economically hedge the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk.

•	Tax charges related to the implementation of the Tax Act.
•	A net tax benefit for a former subsidiary investment loss.
•	Loss from discontinued operations include the operations of Adtalem Brazil, Carrington, and DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended			Year Ended
	June 30,			June 30,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Medical and Healthcare:
Operating income (GAAP)	$41,319	$39,605	4.3%	$196,703	$166,037	18.5%
Restructuring expense	—	353		—	1,707
Operating income excluding special items (non-GAAP)	$41,319	$39,958	3.4%	$196,703	$167,744	17.3%

Financial Services:
Operating income (GAAP)	$9,392	$6,762	38.9%	$28,361	$17,622	60.9%
Restructuring expense	1,629	1,726		3,044	4,842
Operating income excluding special items (non-GAAP)	$11,021	$8,488	29.8%	$31,405	$22,464	39.8%

Home Office and Other:
Operating loss (GAAP)	$(10,471)	$(24,646)	57.5%	$(63,581)	$(41,399)	(53.6)%
Restructuring expense	1,570	16,210		6,760	22,079
Business acquisition and integration expense	3,432	—		31,593	—
Gain on sale of assets	—	—		—	(4,779)
Operating loss excluding special items (non-GAAP)	$(5,469)	$(8,436)	35.2%	$(25,228)	$(24,099)	(4.7)%

Adtalem Global Education:
Operating income (GAAP)	$40,240	$21,721	85.3%	$161,483	$142,260	13.5%
Restructuring expense	3,199	18,289		9,804	28,628
Business acquisition and integration expense	3,432	—		31,593	—
Gain on sale of assets	—	—		—	(4,779)
Operating income excluding special items (non-GAAP)	$46,871	$40,010	17.1%	$202,880	$166,109	22.1%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Adtalem (GAAP)	$9,012	$(256,052)	$76,909	$(85,334)
Restructuring expense	3,199	18,289	9,804	28,628
Business acquisition and integration expense	3,432	—	31,593	—
Pre-acquisition interest expense	21,750	—	26,746	—
Gain on sale of assets	—	—	—	(4,779)
Gain on derivative	—	(26,891)	—	(110,723)
Tax Cuts and Jobs Act of 2017	—	(2,230)	—	(2,230)
Net tax benefit for a former subsidiary investment loss	—	(25,688)	—	(25,688)
Income tax impact on non-GAAP adjustments (1)	(6,263)	(4,483)	(16,501)	(5,648)
Loss from discontinued operations	3,924	327,557	25,127	329,315
Net income from continuing operations attributable to Adtalem excluding special items (non-GAAP)	$35,054	$30,502	$153,678	$123,541
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Earnings (loss) per share, diluted (GAAP)	$0.18	$(4.86)	$1.49	$(1.58)
Effect on diluted earnings per share:
Restructuring expense	0.06	0.35	0.19	0.53
Business acquisition and integration expense	0.07	—	0.61	—
Pre-acquisition interest expense	0.43	—	0.52	—
Gain on sale of assets	—	—	—	(0.09)
Gain on derivative	—	(0.51)	—	(2.05)
Tax Cuts and Jobs Act of 2017	—	(0.04)	—	(0.04)
Net tax benefit for a former subsidiary investment loss	—	(0.49)	—	(0.47)
Income tax impact on non-GAAP adjustments (1)	(0.12)	(0.09)	(0.32)	(0.10)
Loss from discontinued operations	0.08	6.22	0.49	6.09
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.70	$0.58	$2.98	$2.28
Diluted shares used in EPS calculation	50,326	52,650	51,645	54,094
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY21	FY20	FY21	FY21	FY21	FY21	FY20	FY20	FY20	FY20
	Q4	Q4	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Net cash provided by operating activities-continuing operations (GAAP)	$55,953	$57,535	$223,158	$224,740	$259,091	$200,743	$149,565	$170,304	$159,150	$165,413
Capital expenditures	(13,820)	(12,203)	(48,664)	(47,047)	(48,001)	(48,144)	(44,137)	(44,239)	(45,827)	(54,689)
Free cash flow (non-GAAP)	$42,133	$45,332	$174,494	$177,693	$211,090	$152,599	$105,428	$126,065	$113,323	$110,724

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in millions, except per share data)

Year Ended
June 30, 2021
Expected earnings per share, diluted (GAAP)	$2.73 to 2.98
Expected effects on diluted earnings per share:
Estimated incremental acquisition integration costs	0.52
Estimated incremental purchase accounting adjustment - deferred revenue	0.18
Estimated incremental purchase accounting adjustment - intangible amortization	1.26
Estimated income tax impact on non-GAAP adjustments(1)	(0.49)
Expected adjusted earnings per share from continuing operations excluding special items, diluted (non-GAAP)(2)	$4.20 to 4.45
Diluted shares used in EPS calculation	50.1
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during fiscal year 2022, besides Walden University. The expected effects on diluted earnings per share (“EPS”) of the items listed above are estimates related to the Walden University acquisition. We are not able to estimate additional special items not currently identified, which may occur during fiscal year 2022 that could impact the GAAP expected EPS provided above.

Year Ended
June 30, 2021
Expected revenue (GAAP)	$1,676 to 1,726
Estimated incremental purchase accounting adjustment - deferred revenue	9
Expected revenue excluding special items (non-GAAP)(3)	$1,685 to 1,735
(3) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during fiscal year 2022, besides Walden University. The expected effects on revenue of the item listed above is an estimate related to the Walden University acquisition.